UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 4, 2019 (December 2, 2019)

Apollo Investment Corporation
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00646	52-2439556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9 West 57th Street,
New York, NY 10019
(Address of Principal Executive Offices) (Zip Code)
(212) 515-3450
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AINV	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.
On December 2, 2019, the Board of Directors of Apollo Investment Corporation (the "Company") appointed Isabelle Gold as the Company’s Chief Compliance Officer. Such appointment is effective as of January 1, 2020.
Ms. Gold (i) was not appointed as the Company’s Chief Compliance Officer pursuant to any arrangement or understanding with any other person; (ii) does not have a family relationship with any of the Company’s directors or other executive officers; (iii) has not engaged, since the beginning of the Company’s last fiscal year, nor proposes to engage, in any transaction in which the Company was or is a participant; and (iv) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with her appointments as the Company’s Chief Compliance Officer.
Ms. Gold, 37, joined Apollo Global Management, Inc. ("Apollo"), an affiliate of the Company’s investment adviser, in 2016 as the Senior Compliance Officer for the Credit platform. Prior to joining Apollo, Ms. Gold was counsel in the Litigation Group at Akin Gump Strauss Hauer & Feld LLP, where she represented investment management firms and individuals in relation to civil litigation, regulatory investigations and enforcement proceedings. Ms. Gold graduated from Cornell University with a BA in English and received her JD from the University of Michigan Law School.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORP.

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Chief Legal Officer and Secretary
Date: December 4, 2019